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                                                                    Exhibit A-13
                                STATE OF INDIANA

                        OFFICE OF THE SECRETARY OF STATE

                           CERTIFICATE OF AMENDMENT OF

                       THE DARLINGTON WATER WORKS COMPANY

         I, Larry A. Conrad, Secretary of the State of Indiana, hereby certify that Articles of Amendment for the above Corporation have been filed in the form prescribed by my office, prepared and signed in duplicate in accordance with "An Act concerning domestic and foreign corporations for profit, providing penalties for the violation hereof, and repealing all laws or parts of laws in conflict herewith," approved March 16, 1929, and Acts supplemental thereto.

The Amendment:
The exact test of Article Six is amended.

         NOW, THEREFORE, upon due examination, I find that the Articles of Amendment conform to law, and have endorsed my approval upon the duplicate copies of such Articles; that all fees have been paid as required by law; that one copy of such Articles has been filed in my office; and that the remaining copy of such Articles bearing the endorsement of my approval and filing has been returned by me to the Corporation.

                                                           In Witness Whereof, I
have hereunto set my hand
                                                         and affixed the seal of
the State of Indiana, at the
SEAL                                                       city of Indianapolis,
this 22nd day of December
       1976.

________________                                              __________________

Secretary of State                                            Larry A. Conrad,

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Page One                                      Corporate No. 102 (Jan 1971) -

(Amending                                     ARTICLES OF AMENDMENT

                                              Individual Articles Only)

Secretary of State                            Prescribed by Larry A. Conrad,

                                              of Indiana

for Inserts                                   Use Size 8-1/2 x 11 White Paper

Executed Copies                               Filing Requirements - Present 2

                                              to Secretary of State, Room 155,

State House                                   Indianapolis 46204

                                              Recording Requirements - Not

required.  However, if                        the name of the Corporation is

changed by these                              Articles, a certified Certificates

of Amendment                                  must be filed with the County

Recorder of every                             County where the Corporation

owns real property                            in Indiana.

                              ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                       THE DARLINGTON WATER WORKS COMPANY

         The undersigned officers of The Darlington Water Works Company (hereinafter referred to as the "Corporation") existing pursuant to the provisions of the Indiana General Corporation Act, as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

                                    ARTICLE I

                              TEST OF THE AMENDMENT

         The exact text of Article(s) Sic of the Articles of Incorporation of the Corporation, as amended (hereinafter referred to as the "Amendments"), now is as follows:

         The term of existence of the Darlington Water Works Company is perpetual.

                                   ARTICLE II

                          MANNER OF ADOPTION AND VOTE

         Section 1.  Action by Directors (select appropriate paragraph).

         (a) The Board of Directors of the Corporation, at a meeting thereof, duly called, constituted and held on December 1, 1976, at which a quorum of such Board of Directors was present, duly adopted a resolution proposing to the Shareholders of the Corporation entitled to vote in respect the Amendments that the provisions and terms of Article 6 of its Articles of Incorporation be amended so as to read as set forth in the Amendments; and called a meeting of such shareholders, to be held December 1, 1976, to adopt or reject the Amendments, unless the same were so approved prior to such date by unanimous written consent.

         (b) By written consent executed on ____________, 19 _____, signed by all of the members of the Board of Directors of the Corporation, a resolution was adopted proposing to the Shareholders of the Corporation entitled to vote in respect of the Amendments, that the provisions and terms of Articles of its Articles of Incorporation be amended so as to read as set forth in the Amendments, and a meeting of such shareholders was called to be held____________ , 19______ , to adopt or reject the Amendments, unless the same were so approved prior to such date by unanimous written consent.

         Section 2. Action by Shareholders (select appropriate paragraph).

         (a) The shareholders of the Corporation entitled to vote in respect of the Amendments, at a meeting thereof, duly called, constituted and held on December 1, 1976, at which all of the shareholders were present in person or by proxy, adopted the Amendments.

         The holders of the following classes of shares were entitled to vote as a class in respect of the Amendments:

                  (1) One class of common stock.
                  (2)
                  (3)

         The number of shares entitled to vote in respect of the Amendments, the number of shares voted in favor of the adoption of the Amendments, and the number of shares voted against such adoption are as follows:

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Shares Entitled to Vote as a Class

                                            Total                      (as listed immediately above)

                                            (1)               (2)                   (3)
Shares entitled to vote:                    27                27

Shares voted in favor:                      27                27

Shares voted against:                       0                 27

         (b) By written consent executed on ____________, 19 ______, signed by the holders of_____________ shares of the Corporation, being all of the shares of the Corporation entitled to vote in respect of the Amendments, the Shareholders adopted the Amendments.

         Section 3.  Compliance with Legal Requirements.

         The manner of the adoption of the Amendments, and the vote by which they were adopted, constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

                                   ARTICLE III

             Statement of Changes Made With Respect to Any Increase
                  In The Number of Shares Heretofore Authorized

         Aggregate Number of Shares                  27
         Previously Authorized

         Increase                                    0

         Aggregate Number of Shares
         To Be Authorized After Effect of This Amendment                      27

                  IN WITNESS WHEREOF, the undersigned officers execute these Articles of Amendment of the Articles of Incorporation of the Corporation, and certify to the truth of the facts herein states, this 20th day of December, 1976.

         /s/      Leonard M. Holt                             /s/ Howard L. Holt
         President of The Darlington Water Works Company      Secretary of The
                                                              Darlington Water
                                                              Works Company

         State of Indiana
         County of Montgomery

                  I, the undersigned, a Notary Public duly commissioned to take acknowledgements and Administer oaths in the State of Indiana, certify that Leonard M. Holt, the Company President, and Howard L. Holt, the Company Secretary of The Darlington Water Works Company, the officers executing the foregoing Articles of Amendment of the Articles of Incorporation, personally appeared before me, acknowledged the execution thereof, and swore to the trust of the facts therein stated.

                  Witness my hand and Notarial Seal this 20th day of December, 1976

                  /s/ James R. Earnshaw
                  Notary Public

         My Commission Expires:
         July 15, 1978

         This instrument was prepared by James R. Earnshaw, Attorney at Law, 500 Ben Hur Bldg., Crawfordsville, IN 47933